The Series Portfolio
                     Amendment No. 2 to Declaration of Trust
                         by Written Consent of Trustees


                      Abolishment and Amended and Restated
                             Establishment of Series
                                 April 10, 1997
                              Southampton, Bermuda


        The undersigned, being the Trustees of The Series Portfolio (the "Trust"), pursuant to Article VI Section 6.2 and Article X Section 10.4(a) of the Trust's Declaration of Trust dated as of June 24, 1995 (the "Declaration"), hereby adopt the following resolutions applicable to the Trust and its Series (as defined in the Declaration):

RESOLVED:    That, there being no Interest outstanding in The Global Strategic
             Income Portfolio, its establishment and designation are hereby abolished.

FURTHER
RESOLVED:    The  Trustees  hereby change the name of The Small Company Growth
             Portfolio to "The U.S. Small Company Opportunities Portfolio."

FURTHER
RESOLVED:    The eight remaining Series (each a "Portfolio" and collectively the
             "Portfolios") of the Trust are hereby redesignated as follows:

                  The Asia Growth Portfolio
                  The Japan Equity Portfolio
                  The European Equity Portfolio
                  The Latin American Equity Portfolio
                  The Disciplined Equity Portfolio
                  The International Opportunities Portfolio
                  The U.S. Small Company Opportunities Portfolio
                  The Emerging Markets Debt Portfolio

FURTHER
RESOLVED:    The  Interests in each Portfolio shall have the relative rights and preferences provided in the Declaration.

         IN WITNESS WHEREOF, the undersigned have executed this instrument, attested by the Trust's Secretary, on the 10th day of April, 1997. This instrument may be executed by the Trustees on separate counterparts but shall be effective when signed by a majority of the Trustees and so attested.


/s/ Frederick S. Addy                         /s/ Matthew Healey
         Frederick S. Addy                              Matthew Healey


/s/ William G. Burns                          /s/ Michael P. Mallardi
         William G. Burns                               Michael P. Mallardi


/s/ Arthur C. Eschenlauer
         Arthur C. Eschenlauer                Attest:  /s/ John E. Pelletier
                                                        John E. Pelletier
                                                        Secretary
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